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                                                                   EXHIBIT 23(a)



                        [Letterhead of Price Waterhouse]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus Supplement constituting part of the Registration Statement on Form S-3 of J.P. Morgan & Co. Incorporated of our report dated January 8, 1997, which appears on page 34 of J.P. Morgan & Co. Incorporated's 1996 Annual Report on Form 10-K for the year ended December 31, 1996 (included in J.P. Morgan & Co. Incorporated's Annual Report to Stockholders). We also consent to the reference to us under the heading "Experts" in such Prospectus Supplement.



/s/ Price Waterhouse LLP
Price Waterhouse LLP
New York, New York
October 24, 1997